                                                                     EXHIBIT 4.1


                                February 13, 2002

Palladin Opportunity Fund, LLC
Attention: Robert Chender

Halifax Fund, LP
Attention: Robert Chender

Re:  ZymeTx, Inc.
     5% Senior Secured Convertible Debentures

Dear Mr. Chender:

         Reference is made to the 5% Senior Secured Convertible Debentures issued by ZymeTx, Inc. (the "Company") to each of Palladin Opportunity Fund, LLC and Halifax Fund, LP (together, the "Investors") on October 13, 2000 and amended on November 19, 2001 (the "Debentures"), and the registration rights agreement dated October 13, 2000 and amended on November 19, 2001 (the "Registration Rights Agreement") by and between the Company and each of the Investors. Capitalized terms used but not described herein shall have the respective meanings specified in the Debentures and the Registration Rights Agreement.

         The Company and the Investors wish to amend certain terms of the Debentures and the Registration Rights Agreement, to provide for future funding of the Company by the Investors under certain conditions and to make such other agreements as are set forth herein. In addition, this letter constitutes a notice by the Company of the occurrence of an Event of Default under Section 19(l) of the Debentures (a "Section 19(l) Default"), as follows:

         Section 19(1) of the Debentures includes in the definition of Event of Default the circumstance where the aggregate amount of the Company's cash, cash equivalents, and current receivables falls below $250,000. Since such amount is currently less than $250,000, a Section 19(l) Default has occurred under the Debentures.

         The parties hereto agree, in consideration of the mutual covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

         (i) Each Investor agrees to waive its rights to enforce the remedies available to it with respect to such Section 19(l) Default until March 9, 2002; provided that, (a) if such
                  Section 19(l) Default is continuing on or after such date, or if any other Event of Default or Interfering Event occurs prior to such date, such Investor shall regain all of its rights with respect to such Section 19(l) Default, including without limitation its right to consider the Debenture held by it to be immediately due and payable and to require the Company to redeem such Debenture at the Premium Redemption Price (as such term is amended hereby) and (b) such waiver shall not constitute a waiver of such Investor's rights with respect to any other Event of Default, whether occurring prior to, on or after the date of this agreement, or any other provision of the Debentures or any related document.

         (ii) The Company and each Investor agree to increase the principal amount of the Debenture held by such Investor by $265,000, which increased principal amount reflects the original principal amount of such Debenture less conversions plus all interest and Monthly Delay Payments owed by the Company to such Investor through the date hereof. The parties agree that such increase will constitute and be included in the definition of "Indebtedness" under the Security Agreement, shall be secured by the Collateral and shall not adversely affect in any way the rights of such Investor under the Security Agreement or any other Transaction Document. The Company agrees that it will promptly file an amendment to the existing Registration Statement covering the shares of Common Stock issuable pursuant to the increase in principal amount effected hereby or, if it is not permitted to file such an amendment pursuant to the rules of the Securities and Exchange Commission, it will, upon the written demand of an Investor, file a new registration statement covering the sale of such shares.

         (iii) The Company and each Investor agree to amend the definition of "Premium Redemption Price" as that term is used in the Registration Rights Agreement to read in its entirety as follows:

                  "PREMIUM REDEMPTION PRICE" shall mean the following:

                           (a) as to the Debentures, the greater of (i) 150% of
                  the sum of the Debenture Amount or (ii) the Conversion Value;

                           (b) as to the Warrant Shares and Common Shares, 120%
                  of the dollar amount which is the product of (i) the number of shares to be redeemed, and (ii) the highest Market Price for Shares of Common Stock in existence from (x) the time of the event triggering the right to redemption until (y) the time of the closing of the redemption of the Warrant Shares or Common Shares as applicable.

                           (c) as to the Warrants, 120% of the dollar amount
                  which is the product of (i) the number of Warrant Shares to be issued to the Holder upon exercise of Warrants multiplied by
                  (II) the highest Market Price for Shares of Common Stock in existence from (x) the time of the event triggering the right to redemption until (y) the time of the closing of the redemption of the Warrants.

         (iv) The Company and each Investor agree to amend Section 6 (a) of each Debenture to read in its entirety as follows:

                  (a) If at any time there occurs any Change in Control Transaction, Holder shall be entitled, at its sole option, to have the Company redeem this Debenture in whole or in part at a Redemption Price equal to 150% of the sum of (i) the Outstanding Principal Amount of this Debenture plus (ii) accrued but unpaid interest and Monthly Delay Payments on this Debenture (the "REDEMPTION PRICE"). Such Holder shall be entitled to make such election at any time upon a Public Announcement of a pending, and up to 10 days after the effective date of a, Change in Control Transaction.

         (v) Each Investor agrees that if it causes the Company to redeem securities as a result of any Event of Default existing on the date hereof, the Conversion Value for purposes of arriving at the Premium Redemption Price for such securities will be calculated utilizing a Market Price in effect after the date hereof.

         (vi) The Company and the Investor each agree to amend the definition of "Conversion Value" in the Registration Rights Agreement to read in its entirety as follows with respect to any redemption of the Debentures occurring after the date hereof:

                  "CONVERSION VALUE" shall mean the value that a Holder would be entitled to receive upon (i) conversion of the Debenture at the Conversion Price then in existence, without reference to Sections 14 or 7(a) thereof or to Section 3.14 of the Purchase Agreement, followed by (ii) the subsequent sale of the Common Shares received thereby at the greater of the Market Price for Shares of Common Stock in existence from (A) the time of the event triggering the right to redemption until (B) the time of the closing of a redemption of a Debenture; provided, however, that, for purposes of the foregoing calculation, any principal of the Debenture that is being redeemed shall be reduced to an amount equal to seventy-seven percent (77%) of the principal being redeemed.

         (vii) In consideration of the agreements made by the Company herein, each Investor agrees to lend to the Company up to an aggregate of $100,000 on the terms and conditions specified herein (the "Additional Loans"). The Company agrees that it will use the proceeds of the Additional Loans solely for payroll and payroll benefits incurred by the Company in the months of February and March 2002, unless otherwise agreed to by the

                  Investors in writing. The Investors agree that they shall provide such funds to the Company within two (2) Business Days of receiving a Funding Notice from the Company (the "Funding Date") in the form annexed hereto as Exhibit A. The delivery by the Company of a Funding Notice to an Investor will constitute the Company's representation that the Company has current accounts receivable (i.e., not aged more than ninety
                  (90) days) in an amount equal to one hundred and twenty five percent (125%) of the amount of the Additional Loan covered by such Funding Notice plus the unpaid amount of all Additional Loans theretofore made by such Investor, and the Company will deliver reasonable evidence thereof to Tanager Capital Group, LLC at the same time that it delivers such Funding Notice, it being understood that such Investor shall be under no obligation to make an Additional Loan to the Company unless
                  (i) such representation is accurate as of the date the Funding Notice is delivered and as of the relevant Funding Date, (ii) such evidence is delivered to Tanager and (iii) an Event of Default, or an event or occurrence that with the passage of time or giving of notice, or both, would constitute an Event of Default, has not occurred. Upon the Company's receipt of funds pursuant to the Additional Loans (each, a "Funding"), the principal amount of each Investor's Debenture will automatically increase by the actual amount advanced to the Company by such Investor. The Company agrees that it will, from and after the date of the initial Funding until the date the Additional Loans are paid in full, forward to the Investors the entire amount of any accounts receivable collected by the Company (or, if the aggregate amount of the Additional Loans advanced to the Company are less than the amount so collected, such lesser amount) on or before the second (2nd) Business Day following the last Business Day of the calendar week in which such amounts are collected. Any amounts not paid on or before such second Business Day will bear daily interest at an annual rate equal to the lesser of twenty four percent (24%) and the highest rate permitted by applicable law. At such time or times that the Investors advance funds to the Company, the Company shall execute and deliver an allonge to the Debentures, in the form annexed hereto as Exhibit B, evidencing the amount of funds advanced and the Company's obligation to repay such funds, provided that the Company's failure or delay in executing and delivering such allonge shall not affect the increase in principal amount of each Debenture as provided herein.

         (viii) The Company acknowledges and agrees that, for purposes of Rule 144 under the Securities Act of 1933, as amended, all shares of the Company's Common Stock issued upon the conversion (or other exchange) of the Debentures shall be deemed to have been acquired by the Investor effecting such conversion or exchange, and the holding period for such shares shall be deemed to have commenced, on the date on which the Debentures were originally issued, regardless of any increase in the principal amount thereof that may have occurred since such issue date (other than increases in principal of the Debentures resulting from Additional Loans, which principal will be deemed to have been acquired on the date of such Additional Loans).

         (ix) The Company represents and warrants to, and agrees with, each Investor that it has not provided, and will not provide, such Investor with any material non-public information.

         (x) This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding all prior written or oral agreements relating thereto. Except as specifically amended or modified pursuant to this agreement, the Debentures, the Registration Rights Agreement, the Security Agreement and all other Transaction Documents shall remain effective and in full force and effect in accordance with their respective terms.



                           [Signature Page to Follow]

         If the above accurately represents the terms of our agreement, please sign below to acknowledge your agreement with the terms contained herein, whereupon this letter will constitute a legally binding agreement, enforceable in accordance with its terms, as of the date first-above written.


                                                 Sincerely,

                                                 ZymeTx, Inc.


                                                 By:
                                                    ----------------------------
                                                    Norman R. Proulx
                                                    Chief Executive Officer


AGREED AND ACKNOWLEDGED:

Palladin Opportunity Fund, LLC
By:    Palladin Asset Management, LLC
       Managing Member

By:
   -----------------------------
Name:  Robert Chender
Title: Managing Member

Halifax Fund, LP
By:    Palladin Asset Management, LLC
       Managing Member

By:
   -----------------------------
Name:  Robert Chender
Title: Managing Member

                                    EXHIBIT A

                                  ZYMETX, INC.

                                 FUNDING NOTICE

Date:
     -------------
TO:        Palladin Opportunity Fund,  LLC                 Tanager Capital Group, LLC
           195 Maplewood Avenue                            195 Maplewood Avenue
           Maplewood, NJ 07040                             Maplewood, NJ 07040
           Attn:  Robert Chender                           Facsimile: (973) 313-6493
           Telephone No.: (973) 313-6424
           Facsimile: (973) 313-6491

FROM:      ZymeTx, Inc.
           800 Research Parkway, Suite 100
           Oklahoma City, OK 73104
           Attention:   Craig D. Shimasaki, Ph.D.
           Telephone:   405-271-1314
           Facsimile:   405-271-1944

COPIES TO: SICHENZIA ROSS                                  Robert L. Mazzeo
           FRIEDMAN FERENCE LLP                            Solomon, Zauderer, Ellenhorn,
           1065 Avenue of the Americas, 21st Floor         Frischer & Sharp
           New York, NY 10018                              45 Rockefeller Plaza
           Attention: Richard A. Friedman, Esq.            New York, New York 10111
           Telephone:(212)-930-9700                        Telephone:212-956-3700
           Facsimile:(212)-930-9725                        Facsimile: 212-956-4068




THIS FUNDING NOTICE IS PROVIDED IN CONNECTION WITH THE LETTER AGREEMENT DATED FEBRUARY 13, 2002, BY AND BETWEEN ZYMETX, INC., PALLADIN OPPORTUNITY FUND, LLC AND HALIFAX FUND, LLC (THE "AGREEMENT").

1. We hereby request a Funding in the following amount pursuant to the Agreement :

                  Amount of Advance:                $
                                                     ----------------

2. Upon delivery of the funds described in paragraph 1 above, we shall deliver to you an Allonge to your Debenture evidencing an increase in the aggregate principal amount of your Debenture by the amount indicated in paragraph 1 above.

3.       We acknowledge that our delivery of this Funding Notice is irrevocable.

4. We confirm that the signed original of this Funding Notice will be mailed to you at the above address by first class mail as soon as possible.


                                             ZYMETX, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                               * * * * * * * * * *

We hereby acknowledge receipt of the above Funding Notice and acknowledge our obligation to advance the funds set forth above subject to and in accordance with the terms of the Agreement.

ACKNOWLEDGED AND AGREED

PALLADIN OPPORTUNITY FUND, LLC

By:   Palladin Asset Management, LLC
      Managing Member

By:
   -----------------------------
      Robert Chender
      Managing Member

Date:
     --------------------

                                  ZYMETX, INC.

                                 FUNDING NOTICE


Date:
     -------------
TO:               Halifax Fund, LP                            Tanager Capital Group, LLC
                  195 Maplewood Avenue                        195 Maplewood Avenue
                  Maplewood, NJ 07040                         Maplewood, NJ 07040
                  Attn:  Robert Chender                       Facsimile: (973) 313-6493
                  Telephone No.: (973) 313-6424
                  Facsimile: (973) 313-6491

FROM:             ZymeTx, Inc.
                  800 Research Parkway, Suite 100
                  Oklahoma City, OK 73104
                  Attention:   Craig D. Shimasaki, Ph.D.
                  Telephone:   405-271-1314
                  Facsimile:   405-271-1944

COPIES TO:  SICHENZIA ROSS                                    Robert L. Mazzeo
                  FRIEDMAN FERENCE LLP.                       Solomon,Zauderer, Ellenhorn,
                  1065 Avenue of the Americas, 21st Floor     Frischer & Sharp
                  New York, NY 10018                          45 Rockefeller Plaza
                  Attention: Richard A. Friedman, Esq.        New York, New York 10111
                  Telephone:(212)-930-9700                    Telephone:212-424-0733
                  Facsimile:(212)-930-9725                    Facsimile: 212-956-4068



THIS FUNDING NOTICE IS PROVIDED IN CONNECTION WITH THE LETTER AGREEMENT DATED FEBRUARY 13, 2002, BY AND BETWEEN ZYMETX, INC., PALLADIN OPPORTUNITY FUND, LLC AND HALIFAX FUND, LLC (THE "AGREEMENT").

1. We hereby request a Funding in the following amount pursuant to the Agreement as follows:

                  Amount of Advance:               $
                                                    ----------------

2. Upon delivery of the funds described in paragraph 1 above, we shall deliver to you, an Allonge to your Debenture evidencing an increase in the aggregate principal amount of your Debenture by the amount indicated in paragraph 1 above.

3.       We acknowledge that our delivery of this Funding Notice is irrevocable.

4. We confirm that the signed original of this Funding Notice will be mailed to you at the above address by first class mail as soon as possible.


                                              ZYMETX, INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                               * * * * * * * * * *

We hereby acknowledge receipt of the above Funding Notice and acknowledge our obligation to advance the funds set forth above subject to and in accordance with the terms of the Agreement.

ACKNOWLEDGED AND AGREED

HALIFAX FUND, LP

By:  Palladin Asset Management, LLC
     Managing Member

By:
   -----------------------------
     Robert Chender
     Managing Member

Date:
     -----------------

                                    EXHIBIT B

             ALLONGE TO CONVERTIBLE DEBENTURE DATED OCTOBER 13, 2000

         Reference is hereby made to the 5% Senior Secured Convertible Debenture dated October 13, 2000 and amended on November 19, 2001 (the "Debenture") issued by ZymeTx, Inc., a Delaware corporation (the "Maker"), with principal offices located at 800 Research Parkway, Suite 100, Oklahoma City, OK 73104, to Palladin Opportunity Fund, LLC, a __________ company (the "Payee"), with principal offices located at 195 Maplewood Avenue, Maplewood, NJ 07040.

         WHEREAS, the Debenture was issued to Payee in an aggregate principal amount of $1,000,000;

         WHEREAS, as of the date of this agreement, the aggregate principal amount of the Debenture is [______________]; and

         WHEREAS, Maker and Payee hereby agree to increase the aggregate principal amount of the Debenture in accordance with the following terms:

         1. Pursuant to an agreement, dated February 13, 2002, between Payee and Maker (the "Funding Agreement"), Payee has advanced to Maker funds in the amount of [ ].

         2. The aggregate principal amount of the Debenture has increased as a result of such advance from [______________] to [___________________].

         3. Except to the extent that the principal amount of the Debenture has increased as provided herein, and except as amended or modified pursuant to the Funding Agreement, the Debenture shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be duly executed as of the date hereof.


PALLADIN OPPORTUNITY FUND, LLC             ZYMETX, INC.

By:  Palladin Asset Management, LLC        By:
     Managing Member                          ----------------------------------

By:                                            Name:
   -----------------------------                    ----------------------------
     Robert Chender                            Title:
     Managing Member                                 ---------------------------

                                               Dated:
     Date:                                           ---------------------------
          -------------------

             ALLONGE TO CONVERTIBLE DEBENTURE DATED OCTOBER 13, 2000


         Reference is hereby made to the 5% Senior Secured Convertible Debenture dated October 13, 2000 and amended on November 19, 2001 (the "Debenture") issued by ZymeTx, Inc., a Delaware corporation (the "Maker"), with principal offices located at 800 Research Parkway, Suite 100, Oklahoma City, OK 73104, to Halifax Fund, LP, a __________ partnership (the "Payee"), with principal offices located at 195 Maplewood Avenue, Maplewood, NJ 07040.

         WHEREAS, the Debenture was issued to Payee in an aggregate principal amount of $1,000,000;

         WHEREAS, as of the date of this agreement, the aggregate principal amount of the Debenture is [______________]; and

         WHEREAS, Maker and Payee hereby agree to increase the aggregate principal amount of the Debenture in accordance with the following terms:

         1. Pursuant to an agreement, dated February 13, 2002, between Payee and Maker (the "Funding Agreement"), Payee has advanced to Maker funds in the amount of [ ].

         2. The aggregate principal amount of the Debenture has increased as a result of such advance from [______________] to [___________________].

         3. Except to the extent that the principal amount of the Debenture has increased as provided herein, and except as amended or modified pursuant to the Funding Agreement, the Debenture shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be duly executed as of the date hereof.


PALLADIN OPPORTUNITY FUND, LLC             ZYMETX, INC.

By:  Palladin Asset Management, LLC        By:
     Managing Member                          ----------------------------------

By:                                            Name:
   -----------------------------                    ----------------------------
     Robert Chender                            Title:
     Managing Member                                 ---------------------------

                                               Dated:
     Date:                                           ---------------------------
          -------------------